EXHIBIT 99.1

Tech Data Corporation Reports Fiscal 2015 Second Quarter Results

Net Sales and Earnings Per Diluted Share Reach Record Second Quarter Levels

CLEARWATER, Fla., Aug. 26, 2014 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") today announced its financial results for the second quarter ended July 31, 2014.

	Three Months ended July 31,		Six Months ended July 31,
($ in millions, except per share amounts)	2014	2013	2014	2013
Net Sales	$ 6,841.8	$ 6,327.5	$ 13,570.0	$ 12,475.2

Operating income (GAAP)	$ 67,710	$ 29,859	$ 99,206	$ 65,890
Operating margin (GAAP)	0.99%	0.47%	0.73%	0.53%

Operating income (Non-GAAP)	$ 74,283	$ 48,027	$ 125,449	$ 94,300
Operating margin (Non-GAAP)	1.09%	0.76%	0.92%	0.76%

Net income (GAAP)	$ 39,328	$ 14,695	$ 52,795	$ 32,455
Net income (Non-GAAP)	$ 42,883	$ 27,851	$ 70,536	$ 52,952

EPS - diluted (GAAP)	$ 1.03	$ 0.38	$ 1.38	$ 0.85
EPS - diluted (Non-GAAP)	$ 1.12	$ 0.73	$ 1.84	$ 1.39

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com.

Financial Highlights for the Second Quarter Ended July 31, 2014:

  Net Sales were $6.8 billion, an increase of 8 percent from $6.3 billion in the prior-year quarter. Excluding the positive impact of the strengthening of certain foreign currencies against the U.S. dollar, consolidated net sales increased approximately 6 percent from the prior-year quarter.
    The Americas: Net sales were $2.7 billion (approximately 40 percent of worldwide net sales), an increase of 4 percent from the prior-year quarter.
    Europe: Net sales were $4.1 billion (approximately 60 percent of worldwide net sales), an increase of 11 percent (an increase of 7 percent in euros), from the prior-year quarter.
  Gross profit was $351.4 million, or 5.14 percent of net sales, compared to $315.8 million, or 4.99 percent of net sales in the prior-year quarter.
  Selling, general and administrative expenses ("SG&A") were $284.5 million, or 4.16 percent of net sales, compared to $275.0 million, or 4.35 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $277.1 million, or 4.05 percent of net sales, compared to $267.8 million, or 4.23 percent of net sales in the prior-year quarter.
  Worldwide operating income was $67.7 million, or 0.99 percent of net sales compared to $29.9 million or 0.47 percent of net sales in the prior-year quarter. Non-GAAP operating income was $74.3 million, or 1.09 percent of net sales, compared to $48.0 million, or 0.76 percent of net sales in the prior-year quarter.
    The Americas: Operating income was $38.9 million, or 1.43 percent of net sales, compared to $32.0 million, or 1.22 percent of net sales in the prior-year quarter. Non-GAAP operating income was $39.2 million, or 1.44 percent of net sales, compared to $35.0 million, or 1.33 percent of net sales in the prior-year quarter.
    Europe: Operating income was $32.7 million, or 0.79 percent of net sales, compared to $0.1 million in the prior-year quarter. Non-GAAP operating income was $38.9 million, or 0.95 percent of net sales, compared to $15.3 million, or 0.41 percent of net sales in the prior-year quarter.
    Stock-based compensation expense was $3.9 million, compared to $2.2 million in the prior-year quarter. These expenses are presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $39.3 million, or $1.03 per diluted share, compared to $14.7 million, or $0.38 per diluted share in the prior-year quarter. Non-GAAP net income was $42.9 million, or $1.12 per diluted share, compared to $27.9 million or $0.73 per diluted share in the prior-year quarter.
  Net cash used in operations was $46 million in the quarter. For the first six months of fiscal 2015, cash provided by operations was $50 million.
  Return on invested capital on a non-GAAP basis for the trailing twelve months was 11 percent.

"I am pleased to report that Tech Data delivered an outstanding second quarter in fiscal 2015," said Robert M. Dutkowsky, chief executive officer. "Both regions responded to a vibrant PC market with strong sales execution, as well as solid margin, cost and balance sheet management. The second quarter and first-half market opportunities exceeded our expectations and we responded, demonstrating that our diversified customer and vendor portfolio, combined with superior execution capabilities, enable Tech Data to meet the demands of an ever-changing IT market and deliver strong results for our shareholders."

Business Outlook

For the third quarter ending October 31, 2014, the Company expects year-over-year low to mid single-digit sales growth in the Americas and mid to high single-digit sales growth in Europe, in euros. The Company also expects the gross margin percentage to be more in line with first-quarter levels, a non-GAAP effective tax rate of 31 to 33 percent and the average U.S. dollar to euro currency exchange rate to be $1.34 to €1.00. For fiscal 2015, the Company expects a non-GAAP effective tax rate of 31 to 33 percent.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the second quarter ended July 31, 2014. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company exclude acquisition-related intangible assets amortization expense, and restatement-related expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Annual Report on Form 10-K filed April 9 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 115,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.8 billion in net sales for the fiscal year ended January 31, 2014. It is ranked No. 111 on the Fortune 500® and one of Fortune's "World's Most Admired Companies." To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$ 6,841,809	$ 6,327,476	$ 13,569,960	$ 12,475,233
Cost of products sold	6,490,437	6,011,636	12,883,260	11,836,979
Gross profit	351,372	315,840	686,700	638,254
Operating expenses:
Selling, general and administrative expenses	284,513	275,018	576,109	558,378
Restatement and remediation-related expenses	5,378	10,963	17,614	13,986
Value added tax assessment	(6,229)	0	(6,229)	0
	283,662	285,981	587,494	572,364
Operating income	67,710	29,859	99,206	65,890
Interest expense	7,388	6,219	14,148	13,317
Other expense (income), net	616	654	1,067	(1,510)
Income before income taxes	59,706	22,986	83,991	54,083
Provision for income taxes	20,378	8,291	31,196	21,628
Net income	$ 39,328	$ 14,695	$ 52,795	$ 32,455

Net income per share:
Basic	$ 1.03	$ 0.39	$ 1.38	$ 0.85
Diluted	$ 1.03	$ 0.38	$ 1.38	$ 0.85
Weighted average common shares outstanding:
Basic	38,244	38,043	38,191	37,976
Diluted	38,368	38,180	38,342	38,177

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	July 31,	January 31,
	2014	2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 611,528	$ 570,101
Accounts receivable, less allowances of $57,132 and $58,754	2,996,350	3,215,729
Inventories	2,193,927	2,450,782
Prepaid expenses and other assets	185,524	232,423
Total current assets	5,987,329	6,469,035
Property and equipment, net	69,582	77,631
Other assets, net	602,533	623,000
Total assets	$ 6,659,444	$ 7,169,666

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,466,013	$ 3,959,410
Accrued expenses and other liabilities	542,270	614,697
Revolving credit loans and current maturities of long-term debt, net	48,609	43,481
Total current liabilities	4,056,892	4,617,588
Long-term debt, less current maturities	353,922	354,121
Other long-term liabilities	95,737	99,346
Total liabilities	$ 4,506,551	$ 5,071,055
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at July 31, 2014 and January 31, 2014	$ 89	$ 89
Additional paid-in capital	670,340	675,597
Treasury Stock, at cost (20,995,426 and 21,177,130 shares at July 31, 2014 and January 31, 2014)	(887,257)	(894,936)
Retained earnings	2,046,085	1,993,290
Accumulated other comprehensive income	323,636	324,571
Total shareholders' equity	2,152,893	2,098,611
Total liabilities and shareholders' equity	$ 6,659,444	$ 7,169,666

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q2 FY15 - Three months ended July 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,722,191	$ 4,119,618		$ 6,841,809
GAAP operating income(1)	$ 38,854	$ 32,725	$ (3,869)	$ 67,710
Restatement and remediation-related expenses	190	5,188		5,378
Value added tax assessment	--	(6,229)		(6,229)
Acquisition-related amortization of intangibles	170	7,254		7,424
Total non-GAAP operating income adjustments	$ 360	$ 6,213		$ 6,573
Non-GAAP operating income	$ 39,214	$ 38,938	$ (3,869)	$ 74,283
GAAP operating margin	1.43%	0.79%		0.99%
Non-GAAP operating margin	1.44%	0.95%		1.09%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Q2 FY14 - Three months ended July 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,624,546	$ 3,702,930		$ 6,327,476
GAAP operating income(1)	$ 31,988	$ 98	$ (2,227)	$ 29,859
Restatement and remediation-related expenses	3,006	7,957		10,963
Value added tax assessment	--	--		--
Acquisition-related amortization of intangibles	--	7,205		7,205
Total non-GAAP operating income adjustments	$ 3,006	$ 15,162		$ 18,168
Non-GAAP operating income	$ 34,994	$ 15,260	$ (2,227)	$ 48,027
GAAP operating margin	1.22%	0.00%		0.47%
Non-GAAP operating margin	1.33%	0.41%		0.76%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Six months ended July 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 5,198,462	$ 8,371,498		$ 13,569,960
GAAP operating income(1)	$ 65,137	$ 39,911	$ (5,842)	$ 99,206
Restatement and remediation-related expenses	3,060	14,554		17,614
Value added tax assessment	--	(6,229)		(6,229)
Acquisition-related amortization of intangibles	340	14,518		14,858
Total non-GAAP operating income adjustments	$ 3,400	$ 22,843		$ 26,243
Non-GAAP operating income	$ 68,537	$ 62,754	$ (5,842)	$ 125,449
GAAP operating margin	1.25%	0.48%		0.73%
Non-GAAP operating margin	1.32%	0.75%		0.92%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Six months ended July 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 4,917,328	$ 7,557,905		$ 12,475,233
GAAP operating income(1)	$ 59,219	$ 11,989	$ (5,318)	$ 65,890
Restatement and remediation-related expenses	4,766	9,220		13,986
Value added tax assessment	--	--		--
Acquisition-related amortization of intangibles	--	14,424		14,424
Total non-GAAP operating income adjustments	$ 4,766	$ 23,644		$ 28,410
Non-GAAP operating income	$ 63,985	$ 35,633	$ (5,318)	$ 94,300
GAAP operating margin	1.20%	0.16%		0.53%
Non-GAAP operating margin	1.30%	0.47%		0.76%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")
	Three months ended		Six months ended
	July 31, 2014	July 31, 2013	July 31, 2014	July 31, 2013
Net Sales	$ 6,841,809	$ 6,327,476	$ 13,569,960	$ 12,475,233
GAAP SG&A	284,513	275,018	576,109	558,378
Acquisition-related amortization of intangibles	(7,424)	(7,205)	(14,858)	(14,424)
Non-GAAP SG&A	$ 277,089	$ 267,813	$ 561,251	$ 543,954

GAAP SG&A percentage of net sales	4.16%	4.35%	4.25%	4.48%
Non- GAAP SG&A percentage of net sales	4.05%	4.23%	4.14%	4.36%

	Three months ended
	July 31, 2014			July 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 67,710	$ 39,328	$ 1.03	$ 29,859	$ 14,695	$ 0.38
Restatement and remediation-related expenses	5,378	4,328	0.11	10,963	7,886	0.21
Value added tax assessment	(6,229)	(6,229)	(0.16)	--	--	--
Acquisition-related amortization of intangibles	7,424	5,456	0.14	7,205	5,270	0.14
Non-GAAP results	$ 74,283	$ 42,883	$ 1.12	$ 48,027	$ 27,851	$ 0.73

	Six months ended
	July 31, 2014			July 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 99,206	$ 52,795	$ 1.38	$ 65,890	$ 32,455	$ 0.85
Restatement and remediation-related expenses	17,614	13,087	0.34	13,986	9,947	0.26
Value added tax assessment	(6,229)	(6,229)	(0.16)	--	--	--
Acquisition-related amortization of intangibles	14,858	10,883	0.28	14,424	10,550	0.28
Non-GAAP results	$ 125,449	$ 70,536	$ 1.84	$ 94,300	$ 52,952	$ 1.39

Return on Invested Capital (ROIC)
(In thousands)

Twelve months ended
July 31, 2014
Non-GAAP Net Operating Profit After Tax (NOPAT):
Non-GAAP Operating Income	$ 306,083
Non-GAAP effective tax rate	32.1%
Non-GAAP NOPAT	$ 207,804

Average Invested Capital:
Short-term debt (5-qtr average)	$ 45,868
Long-term debt (5-qtr average)	354,128
Non-GAAP Shareholders' Equity (5-qtr average)	2,071,795
Total average capital	2,471,791
Less: Cash (5-qtr average)	(583,025)
Average invested capital less average cash	$ 1,888,766
ROIC	11%
CONTACT: Jeffery P. Howells, Executive Vice President and
         Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com) or

         Arleen Quinones, Vice President, Investor Relations and
         Corporate Communications
         727-532-8866 (arleen.quinones@techdata.com)